Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Max Re Capital Ltd.

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 relating to the financial statements of Max Re Capital Ltd., which appears in Max Re Capital Ltd.'s Registration Statement (No. 333-62006) on Form S-1.


  /s/ KPMG
-----------------
Hamilton, Bermuda
September 7, 2001


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